THIS CONSULTING SERVICES and MANAGEMENT AGREEMENT is made effective the 1st day of January, 1999

BETWEEN:
             INVESTOR COMMUNICATIONS INTERNATIONAL, INC.

             having an office located at
             3926 Irongate Road, Unit D
             Blaine, Washington 98226

             (hereinafter called "Investor Comm")
                                                  OF THE FIRST PART
AND:
             INTERGOLD CORPORATION

             having an office located at 5000 Birch Street, West Tower, Suite 4000 Newport Beach, California 92260

             (hereinafter called "Intergold")
                                                  OF THE SECOND PART

WHEREAS:

A. Intergold is engaged in the business of precious metals exploration and development through its wholly owned subsidiary, International Gold Corporation.

B. By the consensus of the officers of Intergold, Investor Comm was engaged to provide a wide range of administrative, financial, marketing, international services, and other services with respect to the ongoing and full time operation of Intergold.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, Intergold hereby grants Investor Comm as the parties hereto covenant and agree each with the other as follows:

ARTICLE I - Duties and Devotion of Time

(a) Investor Comm shall provide Intergold with specific financial, administrative, marketing, promotional, and international services. Investor Comm shall have the obligation, and duties to conduct business related acts on behalf of Intergold as directed by the officers and directors of Intergold, such services as are customarily done or deemed necessary for the full and complete operation of Intergold; such services shall include but are not limited to the following:


o    International Business Relations          o    Press Release and Public Disclosure
o    International Business Strategy           o    Corporate Information Distribution
o    Investor Relations                        o    Corporate ID and Public Relations


                                       1


o    Media Liaison                             o    Legal Liaison
o    Shareholder Liaison                       o    Corporate Minute Book Maintenance
o    Business Planning                         o    Corporate Record Keeping
o    Capital Budgeting                         o    Corporate Secretarial
o    Operating Budgeting                       o    Secretarial Services
o    Bookkeeping                               o    Office and General Duties
o    Financial Statement Generation            o    Printing and Production
o    Financial Services - General              o    Internet Maintenance and Content
o    Annual Report Creation and Production     o    Transfer Agent Liaison
o    Auditor Liaison                           o    General Administration
o    Banking                                   o    Funding Services
o    Record Keeping and Documentation- General o    Private Offering Structuring
o    Database Records                          o    Travel for above items as required


(b) Investor Comm shall provide for the full and complete functioning of business services as outlined in Article I, item 1 (hereinafter "the Consulting Services") above relating to the business of Intergold and its ability to provide for its ongoing development and growth commensurate with that required in the circumstances, such requirement to be determined by ongoing circumstances. Investor Comm shall provide for all acts and duties as are reasonable necessary for the efficient and proper operation and development of Intergold operations but, without limiting the generality of the foregoing, shall include all matters related directly or indirectly to the general functioning business operations of Intergold.

(c) Intergold agrees that Investor Comm may have or acquire business, financial, or consulting services interests in other companies or properties and agrees that Investor Comm may devote reasonable time to such other outside companies and affairs so long as these duties do not affect Investor Comm's ability to perform its duties under this Agreement in accordance with the requirement in each area of the Consulting Services to be provided.


ARTICLE II - Remuneration and Term

(a) Investor Comm shall provide the Consulting Services to Intergold as set out herein in consideration for which Intergold shall pay Investor Comm an amount not greater than the average of $75,000 US funds per calendar month during the term of this Agreement. The fees charged by Investor Comm to Intergold shall be based on work conducted and variable levels of work required in any month. The maximum monthly fee charged to Intergold by Investor Comm for the calendar year following that evidenced by the effective date of this Agreement will be renegotiated no later than November 1, 1999.

(b) The effective date of this Agreement shall be January 1,1999 and the Agreement shall continue for a term of 24 months from such date.

(c) In conducting its duties under this Agreement, Investor Comm shall report to the Intergold Board of Directors or appointed officers or agents as directed by Intergold.

ARTICLE III - Reimbursement for Expenses

Intergold shall bear all expenses where the costs incurred are for the sole and exclusive benefit of Intergold. Intergold shall provide reimbursement expenses incurred by Investor Comm where Investor Comm incurs expenses that are for the sole and exclusive benefit of Intergold.

ARTICLE IV - Termination of Agreement

Notwithstanding any other provision contained herein, it is understood and agreed between the parties hereto that either party may terminate this Agreement with or without cause and for any reason whatsoever by providing twelve (12) months written notice to the other party.

ARTICLE V - Indemnity

Intergold shall indemnify Investor Comm, its directors, officers and agents and hold them harmless from any claims, expenses and damages arising out of this Agreement.

ARTICLE VI - Entire Agreement

This  Agreement   represents  the  entire  agreement  between  the  parties  and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

ARTICLE VII - Applicable Law

This Agreement shall be construed under and governed by the laws of the State of Nevada.

ARTICLE VIII - Enurement

The provisions of this Agreement shall ensure to the benefit of and binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Agreed at Bellingham, Washington, this 4th day of January, 1999.

IN WITNESS WHEREOF the parties hereto executed this Agreement as of the day and year first above written.

                                     INTERGOLD CORPORATION

                                     Grant Atkins
                                     -------------------------------------------
                                     Name

                                     /s/ Grant Atkins
                                     -------------------------------------------
                                     Signature

                                     Secretary, Director
                                     -------------------------------------------
                                     Title

                                     INVESTOR COMMUNICATIONS INTERNATIONAL, INC.

                                     Marcus Johnson
                                     -------------------------------------------
                                     Name

                                     /s/ Marcus Johnson
                                     -------------------------------------------
                                     Signature

                                     President
                                     -------------------------------------------
                                     Title